Exhibit 3.84

Exhibit 3.84

CORPORATE ACCESS NUMBER: 2017934148

Government of Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE OF INCORPORATION

WESTMORELAND PRAIRIE RESOURCES INC.

WAS INCORPORATED IN ALBERTA ON 2014/01/02.

BUSINESS CORPORATIONS ACT FORM 1

ALBERTA REGISTRIES ARTICLES OF INCORPORATION

1. NAME OF CORPORATION.

WESTMORELAND PRAIRIE RESOURCES INC.

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

See Share Structure Schedule attached hereto.

3. RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No shares in the capital stock of the Corporation shall be transferred to any person without the approval of the Board of Directors.

4. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

The Corporation shall have a minimum of One (1) and a maximum of Fifteen (l5) directors.

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.

No restrictions.

6. OTHER PROVISIONS IF ANY.

No securities of the Corporation, other than non-convertible debt securities, shall be transferred to any person without the approval of the Board of Directors.

7. DATE: 2nd day of January, 2014

INCORPORATOR(S)

ADDRESS

SIGNATURE

Robert R. Hagerman

1600, 421 -7th Avenue SW, Calgary, Alberta T2P 4K9

FOR DEPARTMENTAL USE ONLY

CORPORATION ACCESS NO.

INCORPORATION DATE

Transmitted to Alberta Corporate Registry

On January 2, 2014 by

Gowling, Lafleur, Henderson LLP, Service Provider

Accredited Person

SHARE STRUCTURE SCHEDULE REFERRED TO IN THE FOREGOING ARTICLES OF INCORPORATION

COMMON SHARES

The Corporation is authorized to issue an unlimited number of Common shares without nominal or par value.

Subject to the rights of any other shares of the Corporation which are expressed to rank prior to the Common shares, the Common shares shall be subject to the following rights, privileges, restrictions and conditions, namely:

(a) The holders of the Common shares shall be entitled to vote at any meeting of shareholders of the Corporation;

(b) The holders of the Common shares shall be entitled to receive any dividend declared by the Corporation; and

(c) The holders of the Common shares shall be entitled to receive the remaining property of the Corporation on dissolution.

Notice Of Address or Notice Of Change Of Address Business Corporations Act

Section 20

1. Name of Corporation 2. Corporate Access Number

WESTMORELAND PRAIRIE RESOURCES INC.

3. Address of Registered Office (P.0. Box number can only be used by a Society)

Street City/Town Province Postal Code

1600, 421 -7th Avenue SW Calgary Alberta T2P 4K9

Legal Land Description Section

OR Meridian Township Range

4. Records Office (P.O. Box number cannot be used)

Street City/Town Province Postal Code

1600, 421 -7th Avenue SW Calgary Alberta T2P 4K9

Legal Land Description Section

OR Meridian

Township Range

5. Address for Service by Mail (If different from Item 3) NOTE: If this is a change, please read instructions carefully.

Post Office Box Only City/Town Province Postal Code

Authorized’Signature

Robert R. Hagerman January 2, 2014

Name of Person Authorizing (please print) Date

N/A Incorporator

Telephone Number (daytime) Title (please print)

This Information is being collected for the purposes of corporate registry records In accordance with the Business Corporations Act Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7

, (780) 427-7013.

REG 3017 (2003/06)

Transmitted to Alberta Corporate Registry

On January 2, 2014 by

Gowling, Lafleur, Henderson LLP, Service Provider

Accredited Person

Notice Of Directors Or Notice Of Change Of Directors Business Corporations Act

Sections 106, 113 and 289

1. Name of Corporation

WESTMORELAND PRAIRIE RESOURCES INC.

2. Alberta Corporate

Access Number

3. The following persons were appointed Director(s) on NA:

date

Name of Director

(Last, First, Second)

Mailing Address (Including postal code) Are you a

resident Canadian Yes No

4 The following persons ceased to hold office as Director(s) on N/A:

date

Name of Director

(Last, First, Second)

Mailing Address (including postal code)

5. As of this date, the Director(s) of the corporation are:

Name of Director

(Last, First, Second)

Mailing Address (including postal code) Are you a resident Canadian? Yes No

Grafton, Jennifer S.

9540 South Maroon Circle, Suite 200, Englewood, Colorado, USA 80112

No

Micheletti, Joseph E. 9540 South Maroon Circle, Suite 200, Englewood, Colorado, USA 80112 No

Paprzycki, Kevin A.

9540 South Maroon Circle, Suite 200, Englewood, Colorado, USA 80112

No

Hagerman, Robert R.

1600, 421 -7th Avenue SW, Calgary, Alberta T2P 4K9

Yes

6. To be completed only by Alberta Corporations:

Are at least one quarter of the members of the Board of Directors Resident Canadians?

Yes No

Robert R. Hagerman January 2, 2014

Authorized Signature Name of Person Authorizing (please print) Date

N/A Incorporator

Telephone Number (daytime) Title (please print)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7

, (78O) 427-7013.

REG 3017 (2003/05)

Transmitted to Alberta Corporate Registry

On January 2, 2014 by

Gowling, Lafleur, Henderson LLP, Service Provider

Accredited Person

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2014/01/02

Corporate Access Number: 2017934148

Service Request Number:	20761465
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	WESTMORELAND PRAIRIE RESOURCES INC.
French Equivalent Name:	
Nuans Number:	110977445
Nuans Date:	2013/12/17
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	1600, 421 - 7TH AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

RECORDS ADDRESS

Street:	1600, 421 - 7TH AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:

Share Structure:

Share Transfers

Restrictions:

Number of Directors: Min Number Of

Directors:

Max Number Of

Directors:

Business Restricted

To:

Business Restricted

From:

Other Provisions:

SEE SHARE STRUCTURE SCHEDULE ATTACHED HERETO.

NO SHARES IN THE CAPITAL STOCK OF THE CORPORATION SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.

1

15

NO RESTRICTIONS. NO RESTRICTIONS.

NO SECURITIES OF THE CORPORATION, OTHER THAN NON- CONVERTIBLE DEBT SECURITIES, SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.

Professional Endorsement Provided:

Future Dating

Required:

Registration Date: 2014/01/02

Director

Last Name: GRAFTON First Name: JENNIFER Middle Name: S.

Street/Box Number: 9540 SOUTH MAROON CIRCLE, SUITE 200

City: ENGLEWOOD

Province: Postal Code: Country:

Resident Canadian:

Last Name:

COLORADO

80112

MICHELETTI

First Name: JOSEPH Middle Name: E.

Street/Box Number: 9540 SOUTH MAROON CIRCLE, SUITE 200

City: ENGLEWOOD

Province: Postal Code: Country:

Resident Canadian:

COLORADO

80112

Last Name: PAPRZYCKI First Name: KEVIN Middle Name: A.

Street/Box Number: 9540 SOUTH MAROON CIRCLE, SUITE 200

City: ENGLEWOOD

Province: Postal Code: Country:

Resident Canadian:

COLORADO

80112

Last Name: HAGERMAN First Name: ROBERT Middle Name: R.

Street/Box Number: 1600, 421 -7TH AVENUE SW

City: CALGARY

Province: Postal Code: Country:

ALBERTA T2P 4K9

Resident Canadian: Y

Attachment

Attachment Type Microfilm Bar Code Date Recorded

Share Structure IIELECTRONIC 2014/01/02

Registration Authorized By: ROBERT R. HAGERMAN INCORPORATOR